EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2018-C45 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Rialto Capital Advisors, LLC, as Special Servicer for the Village at Leesburg Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Village at Leesburg Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Village at Leesburg Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Village at Leesburg Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Village at Leesburg Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CoolSprings Galleria Mortgage Loan prior to July 6, 2020, Argentic Services Company LP, as Special Servicer for the CoolSprings Galleria Mortgage Loan on and after July 6, 2020, Wilmington Trust, National Association, as Trustee for the CoolSprings Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CoolSprings Galleria Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the CoolSprings Galleria Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the CoolSprings Galleria Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Flats at East Bank Mortgage Loan, KeyBank National Association, as Special Servicer for the Flats at East Bank Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Flats at East Bank Mortgage Loan, Citibank, N.A., as Custodian for the Flats at East Bank Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Flats at East Bank Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 181 Fremont Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 181 Fremont Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 181 Fremont Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 181 Fremont Street Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 181 Fremont Street Mortgage Loan.

Dated: March 15, 2021

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)